                                                                     Exhibit 3.3

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,                  Joshua S. Boger                              , President
   --------------------------------------------------------------
and                  Richard H. Aldrich                           , Clerk
    -------------------------------------------------------------
of                   Vertex Pharmaceuticals Incorporated       ,
   --------------------------------------------------------------
                           (EXACT NAME OF CORPORATION)

located at           40 Allston Street, Cambridge, Massachusetts 02139        ,
          --------------------------------------------------------------------
                (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

certify that these Articles of Amendment affecting articles numbered:     3
                                                                     ----------
--------------------------------
          (NUMBER THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)

of the Articles of Organization were duly adopted at a meeting held on May 11, 1995 , by vote of:

11,800,239 shares of Common Stock     of    17,189,713     shares outstanding,
----------           -----------------  -------------------
                         (TYPE, CLASS & series, if any)

        shares of                  of                  shares outstanding, and
-------          -----------------   -----------------
                         (TYPE, CLASS & series, if any)

               shares of                   of              shares outstanding
     ---------          -------------------  --------------
                         (TYPE, CLASS & series, if any)

being at least a majority of each type, class or series outstanding and entitled to vote thereon:

VOTED: To increase the number of shares of Common Stock, $.01 par value per share that the Corporation shall have authority to issue from 25,000,000 shares to 50,000,000 shares; and that Article 3 of the Corporation's Restated Articles of Organization be, and hereby is, amended to read as follows:

          3. The total number of shares and the par value, if any, of each class of stock which the Corporation shall be authorized to issue is as follows: 1,000,000 shares of Preferred Stock, $.01 par value per share and 50,000,000 shares of Common Stock, $.01 par value per share.

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To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:

 WITHOUT PAR VALUE STOCKS             WITH PAR VALUE STOCKS
--------------------------    ---------------------------------
                 NUMBER OF                NUMBER OF
     TYPE          SHARES        TYPE      SHARES     PAR VALUE
---------------  ---------    ----------  ----------  ---------
Common:                  0    Common:     25,000,000   $ 0.01

Preferred:               0    Preferred:   1,000,000   $ 0.01

CHANGE the total authorized to:

 WITHOUT PAR VALUE STOCKS             WITH PAR VALUE STOCKS
--------------------------    ---------------------------------
                 NUMBER OF                NUMBER OF
     TYPE          SHARES        TYPE      SHARES     PAR VALUE
---------------  ---------    ----------  ----------  ---------
Common:              0        Common:     50,000,000   $ 0.01

Preferred:           0        Preferred:   1,000,000   $ 0.01

                                        2
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The foregoing amendment will become effective when these Article of Amendments are filed in accordance with General Laws, Chapter 156B, Section 6 unless the articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

EFFECTIVE DATE:_________________________________.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 15th day of May, in the year 1995,

                  /s/ Joshua S. Boger      , President
-------------------------------------------

                  /s/ Richard H. Aldrich   , Clerk
-------------------------------------------

                                        3
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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $25,000.00having been paid, said articles are deemed to have been filed with me this 17th day of May 1995.


                                  /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN

                          SECRETARY OF THE COMMONWEALTH


                         TO BE FILLED IN BY CORPORATION

                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                            KENNETH S. BOGER, ESQUIRE
                               WARNER & STACKPOLE
                                 75 STATE STREET
                                BOSTON, MA 02109
                                  617-951-9000

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